LEASE AGREEMENT

     This agreement made and entered into as of 30th day of November, 2001 by and between Westgate Business Center, hereinafter referred to as "Lessor" and Pacific Webworks Inc.

              180 South 300 West Suite 400 (address)
                    Salt Lake City, Utah 84101

hereinafter referred to as "Lessee."

                           WITNESSETH:

     The Lessee desires to lease from the Lessor the Premises described herein, and the Lessor is willing to enter into such lease on the terms and conditions set forth hereafter.

     NOW, THEREFORE, in consideration of their mutual covenants and agreement contained herein, the Lessor and Lessee hereby agree as follows:

     1. PREMISES LEASED TO TENANT.

     a. Lessor hereby leases and demises to Lessee those certain premises more particularly described upon Exhibit A, attached hereto and incorporated herein by reference thereto, which are located at 200 South and between 300 West and 400 West, Salt Lake City, Utah. Lessee hereby leases and takes from the Lessor on a temporary lease those premises which are outlined in red on a copy of the floor plan of the building, Exhibit A. bounded by the interior surfaces of the floors, walls, ceilings, windows and doors, together with all fixtures and improvements contained there in.

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LEASE AGREEMENT, page 2

     b. The space identified on Exhibit A constitutes a portion of a group of buildings identified as the Westgate Business Center with over 200,000 square feet of floor space.

     c. Lessee shall have a nonexclusive right-of-way with respect to the leased premises, its improvements and the land on which they are located as may be reasonably necessary for access to and ingress and egress from the premises and the right to use for necessary purposes along with other lessees and users of the buildings any improvements associated with the building such as rest rooms and other nonrestricted common areas. Lessee shall have a nonexclusive right to the use of the parking lots as required for reasonable use of the space leased and occupied by lessee and its employees. Lessee will be responsible to purchase a monthly parking pass for the lot designated on this lease, at the current monthly established rate. Lessee is hereby advised that on occasion parking lots are leased for other events after 5:30 P.M. on weekdays and on weekends and spaces may not always then be conveniently available.

     d.  Designated Parking lots are: 5 Parking Spots at Westgate

     e.  located at  Balance of Parking spots at Ampco Lot.

     2. TERM OF LEASE. This lease shall commence on January 1,2002, and shall continue through December 30, 2003 for a total of 2 months. ** Pacific Webworks shall be granted the right of first refusal to lease the SportsMark space when their lease expires, April 30, 2002 at the $11.00 per square foot rate. Such right must be exercised by April 1, 2002.

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LEASE AGREEMENT, PAGE 3

     In the event Lessee remains in tenancy after the expiration of this lease, either party may terminate by giving the other party written notice of at least thirty (30) days prior thereto; but without such 30-day written notice this lease shall continue upon the same terms, covenants and conditions as before, on a month-to-month tenancy basis until terminated.

     3. RENT AND PAYMENT OF RENT. Lessee agrees to pay to the Lessor as rental for the space leased on a regular monthly basis the amount of $_5,225__ PLUS PARKING, which payment shall be due on the first day of each month and shall be late after five o'clock p.m. on the fifth day of each month. All late payments shall bear a five percent (5%) late fee equal to $261.25 for each month for which the payment is received after the fifth day. All payments are payable at Lessor's office at 180 South 300 West, Suite 120
Salt Lake City, Utah 84l0l, in advance and without demand, claims, set-offs, or counterclaims of any kind against the Lessor. The Lessee's failure to pay such payments and late fees shall be a material breach of this lease. The payments shall be the same amount for each month except for the second month of this lease which shall be pro rated to the amount of $ NA Plus Parking and shall be due on _______________.


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LEASE AGREEMENT, page 4

    4. SECURITY DEPOSIT.  Concurrently with the execution of this Lease,
Lessee shall deposit with the Lessor the sum of    Transfer     dollars
($______________ to be held as a security deposit to insure the faithful performance by Lessee of all the terms, covenants, and conditions of this lease. When Lessee terminates the lease and vacates the leased premises, Lessor shall refund to Lessee within ten (10) days said deposit less any sum spent by Lessor to clean up the premises or repair damages caused by Lessee during the term of its lease.

     5. USE OF PREMISES. The Lessee shall use the premises for office space and/or warehousing or storage of materials. Such materials can include paper products of all types but shall not otherwise include flammables, explosives, nor give off gases or odors, shall not contain foodstuffs except in sealed containers, shall not contain anything living, except as otherwise specifically provided herein, and shall not in any manner be offensive to nor cause danger to the other tenants of the building nor shall it violate any provision of Lessor's insurance policy covering the building. Lessee shall not keep nor use on the premises any

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LEASE AGREEMENT, PAGE 5

article, item or thing prohibited by the terms of the hazard insurance policy covering the building. Lessee shall not commit nor allow to be committed any waste on the premises or any nuisance or act which would disturb the quiet enjoyment of the space by any other occupant of the building. Lessee shall at its own cost and expense comply with all applicable requirements of all municipal, county, state, federal and other governmental authorities at all times and shall obtain all permits or licenses and approvals that any be necessary for conduct of Lessee's business in the Premises.

     6. CONDITION OF LEASED PREMISES. Lessor shall provide Lessee within the leased premises with secure walls, doors, windows and ceilings.
The building elevator, all access doors to the building, and access doors to the leased premises shall be in working order. Lessee shall be provided with keys to any areas necessary to allow it free and unencumbered use of its leased premises. Office spaces of the building shall be heated and air-conditioned but no other areas. All other conditions of the building are accepted by Lessee as is with no additional burden on Lessor to make improvements or changes during the term of the lease except as expressly provided herein.** At the termination of the lease, Lessee shall peacefully surrender the premises and all improvements therein to Lessor in the condition as good as when received, subject to reasonable wear and tear.
** Lessor agrees to changes as per Addendum A attached.

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LEASE AGREEMENT, PAGE 6

     7. MAINTENANCE OF PREMISES. Upon accepting the leased premises, Lessee shall pay all costs of maintenance in regard to the leased premises including any decorating or improvements required by it during the term of the lease to keep it in good order. Lessor shall provide adequate electrical power to the premises but Lessee shall replace any light globes or tubes which shall burn out during the term of the lease. Any structural repairs or outside glass breakage, trash removal and snow removal shall be at the expense of Lessor. Any damages caused by Lessee shall be repaired at the expense of Lessee. No alternations to the premises shall be permitted by Lessee without the express prior written consent of Lessor.

     8. TAXES AND UTILITIES. Lessor shall pay all general property taxes levied or assessed on the leased premises during the term of this lease. Lessee shall pay all personal property taxes assessed upon the materials placed within the leased premises by Lessee. Lessee shall pay all taxes, fees and permits assessed to it or its business upon the leased premises during the term of this lease. In the event Lessee uses any electrical equipment other than those required for normal office use, Lessee shall pay any costs incurred in the use of such equipment including utility charges.

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LEASE AGREEMENT, page 7

     9. INSURANCE. Lessor shall provide and maintain throughout the term of the lease a policy of fire and extended coverage insurance upon the premises and all fixtures and improvements thereon against loss by fire and other casualty in an amount determined by Lessor in its reasonable discretion, but such policy shall not insure Lessee's property nor office contents. Lessee shall at its own cost and expense maintain throughout the term of the lease a policy of public liability and property damage insurance against all liabilities related to its use of the premises with limits of not less than $l00,000 per occurrence for personal injuries to or deaths of persons and not less than $300,000 for damage to property resulting from any one occurrence. The policy shall name as insured the Lessor and the Lessee and persons designated by Lessor. In the event Lessee fails to maintain such a policy Lessee shall be deemed to be a self-insurer for the same coverages. Lessee shall furnish Lessor with satisfactory evidence of such insurance within fifteen (l5) days following Lessor's written request. Such policy shall provide that Lessor be given at least fifteen (l5) days notice prior to the effective date of cancellation or of any material change in such policy of Lessee. Lessee shall obtain and maintain any required workmen's compensation insurance upon its own employees. Lessee waives all rights of recovery against Lessor or its agents on account of loss or damage occasioned to Lessee to the extent that such loss or

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LEASE AGREEMENT, PAGE 8

damages are covered under any insurance policies carried by Lessee in force at the time of such loss or damage. Lessee shall cause each insurance policy obtained by it hereunder to provide such waiver.

     10. INDEMNIFICATION AND LIENS. Each party agrees to protect, defend, indemnify and save harmless the other from all claims, liability and damages arising out of or in connection with injuries to any person or persons or the property of any person arising out of or in any manner related to Lessee's operations on the leased premises. This indemnification applies to all acts or omissions of Lessee, its agents, employees and invitees and to all acts and omissions of Lessor, its agents, employees and invitees except and only for the negligence of Lessee or Lessor or their agents or employees and invitees.

     11. LANDLORD'S LIEN.

     Landlord will have a lien for unpaid rent against all of Tenant's nonexempt personal property that is in the Property and may seize such nonexempt property if Tenant fails to pay rent. Landlord may collect a charge for packing, removing, or storing property seized in addition to any other amounts Landlord is entitled to receive. Landlord may sell or dispose of any seized property in accordance with the provisions of the Utah Code.

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LEASE AGREEMENT, PAGE 9

     12.  CASUALTY LOSS.    If the premises are completely destroyed by fire
or other casualty, this lease shall terminate on the date of such fire or casualty, and no rental amount shall accrue or be paid on this lease thereafter. In the event of partial destruction or damage so as to render the premises totally or partially untenable, either party may terminate this lease by giving written notice thereof to the other party within fifteen (l5) days after said destruction or damage. In the event of either of the foregoing terminations, the Lessor shall not be liable for damages of any kind because of such termination. In the event of any such casualty, Lessor shall give written notice of such event within three (3) days of such occurrence.

     13. CONDEMNATION. If at any time during the term hereof the leased premises or any part thereof is taken or condemned by public authority under the laws of eminent domain, this lease shall terminate and all compensation if any awarded by reason of the taking shall be paid to Lessor, and Lessee shall not be entitled to any portion of the condemnation award.

     14. ASSIGNMENT AND SUBLETTING. Lessee shall not have the right to assign or encumber its rights in this lease or in the premises or to let or sublet premises or any part thereof without the prior written consent of Lessor. No consent to any such assignment, encumbrance or subletting shall constitute a waiver or consent as to any future assignment, encumbrance or subletting.

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LEASE AGREEMENT, PAGE 10

      15. INSPECTION OF PREMISES. Lessor may at all reasonable times enter upon the leased premises for the purposes of inspection.

      16. SIGNS. Lessor shall provide a directory to the premises and shall identify by appropriate signs the location of Lessee's business space. No other signs of any kind shall be erected or displayed by Lessee without the prior written consent of Lessor.

      17. TERMINATION. Upon the expiration of the term of this lease or upon any sooner termination, Lessee shall in ten (10) days thereafter remove from the leased premises all of its personal property and clean up and remove from the premises all rubbish and debris and restore and leave the premises in an orderly and safe condition and surrender possession thereof to Lessors, also subject to Lessor's final approval. In the event Lessee fails to comply with these requirements, Lessor may undertake such removal and clean-up at the sole cost of Lessee. In the event Lessee fails to make payment of any rentals due hereunder or otherwise defaults in the performance of any covenant or condition of this lease, Lessor may at its option give Lessee written notice of intention to terminate the lease. Lessee shall have a period of ten (10) days after such notice within which to cure such default. At the expiration of said ten (10) days the lease shall terminate without further notice and upon such

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LEASE AGREEMENT, PAGE 11

termination all rights of Lessee hereunder shall cease and terminate and Lessor may reenter and retake possession of the leased premises without legal process and remove Lessee therefrom. No such termination shall release Lessee from the payment of any sums that may then be due or from any other obligations it has undertaken under terms of this agreement.
Lessee hereby expressly waives any and all rights of redemption granted by present or future laws in the event of such default.

     18. REMEDIES. In addition to the remedies provided elsewhere herein, Lessor shall have all remedies now or hereafter provided by law for enforcing the provisions of this lease and the Lessor's rights hereunder. In the event of any default hereunder by the Lessee, Lessor shall be entitled to recover from Lessee all costs and expenses incurred by Lessor in the enforcement of this lease agreement and its rights hereunder including reasonable attorneys' fees and costs of court. In the event of default by Lessor, Lessee shall give Lessor written notice thereof specifying the default and Lessor shall have thirty (30) days within which to cure or rectify the same. Lessee's sole remedy in the event of a breach or default by Lessor shall be to terminate the lease agreement in which event Lessee shall vacate the premises within fifteen
(l5) days after such termination. If Lessor does not elect to terminate Lessee's obligations to pay rent and perform according to the lease, this agreement shall continue unabated.

     19. NOTICES.  All notices to be served hereunder by either

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LEASE AGREEMENT, PAGE 12

party shall be in writing and shall be served by registered U.S. Mail addressed to the party to be notified with return receipt REQUESTED. Any notices to Lessor, Westgate business Center, shall be sent to the attention of Richard F. Gordon, 180 South 300 West, Suite 120, Salt Lake City, Utah 84l0l. All notices to the Lessee shall be sent as follows:

            Pacific Webworks, Inc.
            180 South 300 West, Suite 400
            Salt Lake City, Utah 84101

            City          State       Zip

or to such other address as the parties from time to time may hereinafter designate by notice to each other.

     20. BINDING EFFECT. This lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, legal representatives, successors in interest and assigns.

     21. ENFORCEMENT. This agreement shall be interpreted in accordance with the laws of the State of Utah and all actions brought to enforce it shall be brought in the courts of the State of Utah and in the Third Judicial District.

     IN WITNESS WHEREOF the parties do each hereby execute and deliver this lease as of the date above.

LESSEE:                         LESSOR:
                                WESTGATE BUSINESS CENTER
______________________          BY_____________________________
______________________          Title___________________________